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                                                               EXHIBIT 23.1



                        CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 27, 1997 on our audits of the consolidated financial statements of Jerry's Famous Deli, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-K, as well as our report dated May 17, 1996, except as to the information provided in Note 7, for which the date is June 30, 1996 on our audit of the financial statements of Solley's, Inc. as of December 31, 1995 and for the year in the period ended December 31, 1995, which report is included the Company's Current Report on Form 8-K for June 30, 1996 (as amended and filed on July 15, 1996), and our report dated August 26, 1996, except for Note 7 as to which the date is September 9, 1996 on our audits of the financial statements of One Hundred Seventy-Second Collins Corp. as of December 31, 1995 and 1994 and for each of the two years in the period ended December 31, 1995, which report is included in the Company's Current Report on Form 8-K for June 30, 1996 (as amended and filed on October 22, 1996).




                                                COOPERS & LYBRAND L.L.P.

Los Angeles, California
July 22, 1997